SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.__)

Check the appropriate box:

☐  Preliminary Information Statement
☐  Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))
☒ Definitive Information Statement

Pax Biofuels Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

4)	Proposed maximum aggregate value of transaction:

5)	Total Fee Paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Dated Filed:

PAX BIOFUELS INC.
1278 Laurel Road
North Saanich, B.C., Canada V8L-5K8
____________________

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

____________________

September 9, 2008

Stockholders owning a majority of the voting stock of Pax Biofuels Inc. (the “Company”), have taken action by written consent to approve an amendment to our Articles of Incorporation, which amendment will (i) increase the number of authorized shares of common stock, par value $0.001 per share (“Common Stock”) from 100,000,000 to 300,000,000; (ii) effectuate a forward stock split of our issued and outstanding common stock by changing and reclassifying each one (1) share of our issued and outstanding Common Stock into twenty (20) fully paid and non-assessable shares of Common Stock; and (iii) change our corporate name to “Pax Clean Energy, Inc.”

Stockholders of record at the close of business on September 10, 2008 will be entitled to notice of this stockholder action by written consent. Since the actions were approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited. We anticipate that the name change and the forward split will become effective on or after September 29, 2008.

Paul Leslie Hammond President, Principal Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

PAX BIOFUELS INC.
____________________

INFORMATION STATEMENT

____________________

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consent

Stockholders holding a majority of the voting power of the Company took action by written consent on August 19, 2008 for the purpose of approving an amendment to the Company’s articles of incorporation (the “Charter Amendment”) to (i) increase the number of authorized shares from 100,000,000 to 300,000,000 (the “Authorized Share Increase”); (ii) effectuate a 20 for 1 forward split of the Company’s issued and outstanding Common Stock (the “Forward Split”); and (iii) change the Company’s corporate name to “Pax Clean Energy, Inc.” (the “Name Change”).

Stockholders Entitled to Vote

Approval of the matters described herein requires the written consent of the holders of outstanding stock of each voting group entitled to vote on such matters. As of August 19, 2008, there were 10,582,000 shares of our common stock outstanding. Stockholders of record at the close of business on September 10, 2008, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

The Charter Amendment requires the consent of the holders of a majority of the shares of common stock.

On August 19, 2008, Hammond Management Corporation and Scientific Biofuel Solutions Ltd., holders of an aggregate of 9,700,000 voting rights with respect to their 9,700,000 shares of our Common Stock delivered written consents to us adopting the proposals set forth herein. Hammond Management Corporation and Scientific Biofuel Solutions Ltd., collectively hold approximately 92% of the outstanding voting rights. For a detailed breakdown of their holdings, please see “COMMON STOCK OUTSTANDING AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 19, 2008 by the following persons:

•	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Except as set forth in the footnotes to the table, the names in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. A person is considered the beneficial owner of any securities as of a given date that can be acquired within 60 days of such date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

Name and Address(1)	Number of Shares Beneficially Owned Pre-Forward Split(2)	Percentage Owned	Number of Shares Beneficially Owned Post-Forward Split

Paul Leslie Hammond	4,840,000(3)	45.74%	96,800,000

Miodrag Andric	4,880,000(4)	46.12%	97,600,000

All directors and officers as a group (2 persons)	9,720,000	91.85%	194,400,000

Hammond Management Corporation(5)	4,820,000	45.55%	96,400,000

Scientific Biofuel Solutions Ltd..(6)	4,880,000	46.12%	97,600,000

(1)	Unless otherwise indicated, the address of each person listed below is c/o Pax Biofuels Inc.

(2)
Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(3)
Consists of 4,820,000 shares owned by Hammond Management Corporation, a company controlled by Mr. Hammond; 10,000 shares owned by Mr. Hammond’s step-son Tristan Appleby; and 10,000 shares owned by Mr. Hammond’s step-son Tremayne Appleby.

(4)	Consists of 4,880,000 shares owned by Scientific Biofuel Solutions Ltd., a company controlled by our Chairman, Mr. Andric.

(5)	Hammond Management Corporation, is a company controlled by our President, Mr. Hammond, who is the beneficial owner of these securities.

(6)	Scientific Biofuel Solutions, Ltd. is a company controlled by our Chairman, Mr. Andric, who is the beneficial owner of these securities.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO
INCREASE OUR AUTHORIZED SHARES FROM 100,000,000 TO 300,000,000

Introduction

We are currently authorized by our Certificate of Incorporation to issue 100,000,000 shares of common stock, $0.001 par value per share.  As of the date of the stockholder action, there were 10,582,000 shares of our common stock issued and outstanding.

On August 11, 2008, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to increase our authorized shares of common stock from 100,000,000 to 300,000,000. Our board of directors further directed that this amendment to our articles of incorporation be submitted for consideration by our stockholders. On August 19, 2008, the holders of a majority of our voting stock approved the increase of authorized shares of common stock.

Effective Time of the Increase of Authorized Shares

We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our stockholders, an amendment to our articles of incorporation effectuating the Authorized Share Increase with the Secretary of State of Delaware. This amendment to our articles of incorporation will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing by the Secretary of State of Delaware. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this information statement is sent to our stockholders. A copy of the amendment to our articles of incorporation is attached to this information statement as Appendix A. The text of the amendment to the articles of incorporation is subject to modification to include such changes as may be required by the Delaware Secretary of State to effectuate the Authorized Share Increase.

Reasons for Increase of Authorized Shares

Our Board of Directors believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of our common stock to allow for the issuance of shares of our common stock or other securities in connection with such potential issuances and such other purposes as our Board of Directors determines. In particular, an increase in the number of authorized shares will enable the Company to effectuate a forward stock split. See “Amendment to our Articles of Incorporation to Effectuate a 20-For-1 Forward Stock Split.”

The increase in the authorized number of shares of our common stock will permit our Board of Directors to issue additional shares of our common stock without further approval of our stockholders, and our Board of Directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.  Our issuance of additional shares of common stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

Although from time to time we review various transactions that could result in the issuance of shares of our common stock, we have not reviewed any transaction to date.

We do not have in place provisions which may have an anti-takeover effect.  The increase in the authorized number of shares of our common stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

The issuance of additional shares of our common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our common stock.  It may also adversely affect the market price of our common stock.  However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of our common stock may increase.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

No Appraisal Rights

Under Delaware law, the Company’s stockholders are not entitled to appraisal rights with respect to the Authorized Share Increase and the Company will not independently provide stockholders with any such right.

AMENDMENT TO OUR ARTICLES OF
INCORPORATION TO EFFECTUATE A 20-FOR-1 FORWARD STOCK SPLIT

Introduction

On August 11, 2008, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to effectuate a 20-for-1 stock split. Our board of directors further directed that this amendment to our articles of incorporation be submitted for consideration by our stockholders. On August 19, 2008, the holders of a majority our voting stock approved the 20-for-1 forward stock split.

Effective Time of the Forward Split

We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our stockholders, an amendment to our articles of incorporation effectuating the Forward Split with the Secretary of State of Delaware. This amendment to our articles of incorporation will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing by the Secretary of State of Delaware. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this information statement is sent to our stockholders. A copy of the amendment to our articles of incorporation is attached to this information statement as Appendix A. The text of the amendment to the articles of incorporation is subject to modification to include such changes as may be required by the Delaware Secretary of State to effectuate the Forward Split.

Reasons for the Forward Stock Split

Our Board of Directors has determined that the current number of shares of the Corporation in the public float is limited and that an expansion of such shares would be more conducive to the establishment of an orderly market. The number of total shares outstanding on August 19, 2008 was 10,582,000. Our board of directors believes that this number of outstanding shares impairs our marketability to and acceptance by institutional investors and other members of the investing public and creates a negative impression of our company.

Theoretically, increasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. Our expectation is that the increase in the number of shares of our outstanding common stock resulting from the forward split will encourage greater interest in our common stock among members of the financial community and the investing public and possibly create a more liquid market for our stockholders with respect to those shares presently held by them.

It is possible that the forward split will not achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the forward split will increase proportionately with the forward split, or that such increase, if any, will be sustained for any period of time.

Effects of Forward Stock Split

Following the forward split, our capital structure will be as follows:

(i)	211,640,000 shares of common stock, $0.001 par value per share, outstanding;
(ii)	88,360,000 shares of common stock reserved for issuance (assuming that there are 300,000,000 shares of common stock authorized)

There are currently no proposals or arrangements, written or otherwise, to issue additional shares of our common stock at this time. However, should we issue additional shares of stock in the future, this could have the effect of diluting the earnings per share and book value per share of existing shares of common stock.

Stock Certificates and Fractional Shares

Stockholders will have the opportunity to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the forward stock split with our transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. The transfer agent will send a letter to the stockholders.

We will not issue any certificates representing fractional shares of our common stock in the transaction. We will not be paying any cash to stockholders for any fractional shares resulting from the forward split; rather, any resulting fractional shares shall be rounded up to the nearest whole number.

Our transfer agent is Continental Stock Transfer.

Procedure for Implementing the Forward Stock Split

In connection with the forward stock split, every share of our pre-split outstanding common stock will be exchanged for twenty shares of common stock. The forward split will not affect the par value of the Common Stock. Post-split shares of our common stock may be obtained by surrendering certificates representing shares of pre-split common stock to our transfer agent. To determine the number of shares of our common stock issuable to any record holder, the total number of shares represented by all of the certificates issued in the name of that record holder held in each account as set forth on the records of the transfer agent on the date upon which the split becomes effective will be multiplied by 20.

We will not issue any certificates representing fractional shares of our common stock in the transaction. Any resulting fractional shares shall be rounded up to the nearest whole number. Upon surrender to the transfer agent of the share certificate(s) representing shares of pre-split common stock, the holder will receive a share certificate representing the appropriate number of shares of our common stock.

Federal Income Tax Consequences

The following discussion generally describes certain federal income tax consequences of the forward stock split to our stockholders. The following does not address any foreign, state, local tax or alternative minimum income tax, or other federal tax consequences of the proposed forward stock-split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder’s acquisition and ownership of the common stock. Each stockholder should consult his or her accountant or tax advisor for more information in this regard.

We believe that the forward stock split will qualify as a “recapitalization” under Section 368(a)(1)(E) of the Code or as a stock-for-stock exchange under Section 1036(a) of the Code. As a result, no gain or loss should be recognized by us or our stockholders in connection with the forward stock split. A stockholder’s aggregate tax basis in his or her shares of post-forward stock split common stock received from us will be the same as his or her aggregate tax basis in the pre-forward stock split common stock exchanged therefor. The holding period of the post-forward stock split common stock surrendered in exchange therefor will include the period for which the shares of pre-forward stock split common stock were held, provided all such common stock was held as a capital asset on the date of the exchange.

This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the forward stock split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (such as life insurance companies, regulated investment companies and foreign taxpayers).

No ruling from the Internal Revenue Service or opinion of counsel has been or will be obtained regarding the federal income tax consequences to our stockholders as a result of the forward stock-split. Accordingly, each stockholder is encouraged to consult his or her tax advisor regarding the specific tax consequences of the proposed transaction to such stockholder, including the application and effect of state, local and foreign income and other tax laws.

No Appraisal Rights

Under Delaware law, the Company’s stockholders are not entitled to appraisal rights with respect to the Forward Split and the Company will not independently provide stockholders with any such right.

AMENDMENT TO OUR ARTICLES OF
INCORPORATION TO CHANGE OUR NAME TO
PAX CLEAN ENERGY, INC.

Introduction

On August 11, 2008, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to change our name to “Pax Clean Energy, Inc.” Our board of directors further directed that this amendment to our articles of incorporation be submitted for consideration by our stockholders. On August 19, 2008, the holders of our voting stock approved the amendment of our articles of incorporation to change our name to “Pax Clean Energy, Inc.” A copy of the amendment to our articles of incorporation is attached to this information statement as Appendix A.

Effective Time of the Name Change

We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our stockholders, an amendment to our articles of incorporation effectuating the Name Change with the Secretary of State of Delaware. This amendment to our articles of incorporation will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing by the Secretary of State of Delaware. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this information statement is sent to our stockholders. A copy of the amendment to our articles of incorporation is attached to this information statement as Appendix A. The text of the amendment to the articles of incorporation is subject to modification to include such changes as may be required by the Delaware Secretary of State to effectuate the Name Change.

Reasons for the Name Change

Our board of directors believes that this name change is in our best interest. In light of our current business strategy and the expanding nature of the Company’s business, Pax Biofuels Inc. no longer accurately reflects the Company’s operations and prospects.

No Appraisal Rights

Under Delaware law, the Company’s stockholders are not entitled to appraisal rights with respect to the Name Change and the Company will not independently provide stockholders with any such right.

You are not required to exchange your certificate(s) of Pax Biofuels Inc. for new stock certificates reflecting our new name of Pax Clean Energy, Inc., although you may do so if you wish.

By Order of the Board of Directors /s/ Paul Leslie Hammond Paul Leslie Hammond President, Principal Executive Officer
September 9, 2008
North Saanich, B.C., Canada

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PAX BIOFUELS INC.
a Delaware Corporation

(pursuant to Section 242 of the Delaware General Corporation Law)

PAX BIOFUELS INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “GCL”), through its duly authorized officers and by authority of its Board of Directors does hereby certify:

FIRST:    That in accordance with the provisions of Section 242 of the GCL, the Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that Article I of the Corporation's Amended and Restated Certificate be amended to read as follows:

FIRST: "The name of this Corporation is: Pax Clean Energy, Inc."

RESOLVED FURTHER, that Article IV of the Certificate of Incorporation of the Corporation be amended in its entirety as follows:

“FOURTH: The total number of shares that the Corporation shall have the authority to issue is three hundred million (300,000,000) shares of common voting stock, having a par value of $0.001 per share ("Common Stock"). Upon the effectiveness of this Certificate of Amendment of Certificate of Incorporation, every one (1) share of the Corporation's issued and outstanding Common Stock shall, automatically and without any action on the part of the holder thereof, be reclassified and changed into twenty (20) shares of the Corporation's Common Stock, par value $0.001 per share."

SECOND:    That thereafter, pursuant to a resolution of its Board of Directors, in accordance with Section 242 of the GCL, a majority of the Corporation's stockholders approved and authorized the foregoing amendments (the "Amendments") by written consent in lieu of a meeting.

THIRD:    That the Amendments were duly adopted in accordance with the provisions of Section 242 of the GCL.

A-1

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by Paul Leslie Hammond, its duly authorized President and Principal Executive Officer this      day of _________, 2008.

By: Paul Leslie Hammond President, Principal Executive Officer

A-2